Exhibit 5.1

[Brown Shoe Logo]
Brown Shoe Company, Inc.
8300 Maryland Avenue
St. Louis, MO 63105-3693
www.brownshoe.com
314.854.4000

May 26, 2006

[Brown Shoe Logo]
Brown Shoe Company, Inc.
8300 Maryland Avenue
St. Louis, Missouri 63105

Ladies and Gentlemen:

As Senior Vice President, General Counsel and Corporate Secretary of Brown Shoe Company, Inc., a New York corporation ("the Company"), I am familiar with the Registration Statement on Form S-8 being filed by the Company pursuant to the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission, relating to 2,100,000 additional shares (the "Shares") of Common Stock, par value $3.75 per share, of the Company that may be sold pursuant to the Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2002, as amended (the "Plan").

I have examined originals or copies, certified or otherwise, identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I deemed necessary for the purposes of the opinion expressed herein. I have assumed (i) the genuineness of all signatures on all documents examined by me, (ii) the authenticity of all documents submitted to me as originals, (iii) the conformity to authentic originals of all documents submitted to me as certified or photostatic copies, and (iv) the due authorization, execution and delivery of all documents.

Based on the foregoing, I am of the opinion that the Shares to which the Registration Statement relates have been duly authorized and upon issuance, delivery and payment therefore, in accordance with the terms of the Plan and any relevant agreements thereunder, will be legally issued, fully paid and nonassessable.

My opinions herein reflect only the application of the Federal laws of the United States and, to the extent required by the foregoing opinions, the Laws of the State of New York. I advise you that I am not licensed as an attorney in the State of New York.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the above-mentioned Registration Statement.

Very truly yours,

/s/ Michael I. Oberlander

Michael I. Oberlander, Esq.
Senior Vice President, General Counsel and Corporate Secretary